UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2019 (March 7, 2019)

J. Alexander’s Holdings, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	001-37473	47-1608715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, TN	37203
(Address of Principal Executive Offices)	(Zip Code)

(615) 269-1900

Registrant’s telephone number, including area code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 ).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02 Results of Operations and Financial Condition.

On March 11, 2019, J. Alexander’s Holdings, Inc. (the “Company”) issued a press release announcing earnings results for the Company and its subsidiaries for its fiscal fourth quarter and year ended December 30, 2018. A copy of the press release is being furnished as Exhibit 99.1.

The information in this Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2019, the Board of Directors (the “Board”) of the Company appointed Mark A. Parkey as President and Chief Executive Officer, effective on May 1, 2019, succeeding Lonnie J. Stout II. Mr. Parkey, 56, has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since its formation. He has held the same positions at J. Alexander’s Holdings, LLC and J. Alexander’s, LLC since May 2013. Prior to becoming the Chief Financial Officer, Mr. Parkey served as Vice President of J. Alexander’s Corporation (“JAC”) from May 1999 to October 2012, Controller of JAC from May 1997 to October 2012, Vice President and Controller of J. Alexander’s Holdings, LLC and J. Alexander’s, LLC from October 2012 until August 2013 and as the Director of Finance of JAC from January 1993 to May 1997.

On March 7, 2019, the Board also appointed Lonnie J. Stout II as Executive Chairman of the Board of Directors, effective May 1, 2019. Mr. Stout, 72, has been a director, President and Chief Executive Officer of the Company since its formation. Prior to that time, he was a director/manager (as applicable), President and Chief Executive Officer of JAC, J. Alexander’s Holdings, LLC and J. Alexander’s, LLC, positions he has held since May 1986. Mr. Stout joined JAC in 1979 and since that time has held various leadership roles, including Executive Vice President and Chief Financial Officer of JAC from October 1981 to May 1984, and a member of the board of directors of JAC from 1982 until October 2012, and served as Chairman from July 1990 until October 2012.

As part of the transition, the Board appointed Frank Martire as Lead Independent Director effective May 1, 2019. Mr. Martire has been a director and Chairman of the Board since the Company’s spin-off in September 2015.

On March 7, 2019, the Board also appointed Jessica L. Hagler as Vice President, Chief Financial Officer, Treasurer and Secretary, effective May 1, 2019. Ms. Hagler, 39, has served as Vice President, Controller and Chief Accounting Officer since 2015 and Secretary since 2018, and has served in various finance and accounting roles with the Company and JAC since 2010. She will also continue to serve as the principal accounting officer.

As of the time of the filing of this report, the Company has not entered into any material plan, contract or arrangement to which Mr. Parkey, Mr. Stout or Ms. Hagler is a party or in which they participate, or any material amendment, in connection with the appointments described above. In the event of such a material plan, contract or arrangement, or material amendment, the Company will file an amendment to this report within four business days thereof.

A copy of the press release announcing the appointments is filed herewith as Exhibit 99.2.

Item 1.02 of the Company’s Current Report on Form 8-K filed November 30, 2018 is incorporated by reference. The BKAS termination payment was made on January 31, 2019 and the prorated 2018 management fee is anticipated to be $705,000 to be paid in March 2019.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Press Release issued by J. Alexander’s Holdings, Inc., dated March 11, 2019.

Exhibit 99.2	Press Release issued by J. Alexander’s Holdings, Inc., dated March 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. Alexander’s Holdings, Inc. (Registrant)

Date: March 11, 2019	By:	/s/ Mark A. Parkey
Mark A. Parkey
Chief Financial Officer, Executive Vice President & Treasurer

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